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                                                                    EXHIBIT 16.1



BDO Seidman, LLP
330 Madison Avenue
New York, NY 10017-5001
Telephone (212) 885-8000
Fax: (212) 697-1299


August 6, 2001


Securities and Exchange Commission 450 5th Street N.W.
Washington, DC 20549


Gentlemen:


We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 6, 2001, to be filed by our former client, Planet Zanett, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,


/s/  BDO Seidman, LLP
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     BDO Seidman, LLP